                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            Schedule 14A Information

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                         Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       MassMutual Participation Investors
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
       5)  Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       -------------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
       3)  Filing Party:

       -------------------------------------------------------------------------
       4)  Date Filed:

       -------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      MassMutual Participation Investors
                       Springfield, Massachusetts 01111

                                    [LOGO]

                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                                     TIME
                            Friday, April 28, 2000
                                 at 1:00 p.m.

                                     PLACE
                                   Oak Room
                             Massachusetts Mutual
                            Life Insurance Company
                               1295 State Street
                       Springfield, Massachusetts 01111


--------------------------------------------------------------------------------
Please date, fill in and sign the enclosed form of proxy and mail it in the enclosed return envelope which requires no postage if mailed in the United States
--------------------------------------------------------------------------------

                       MassMutual Participation Investors
                           Springfield, Massachusetts

Dear Shareholder:

  The 2000 Annual Meeting of Shareholders will be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, at 1:00 p.m., Eastern time, on Friday, April 28, 2000. A Notice and a Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and a postage prepaid envelope in which to return your proxy card are enclosed.

  By promptly returning the enclosed proxy card, you can help the Trust avoid the necessity and expense of sending follow-up letters to obtain the attendance of a majority of the outstanding shares. You are earnestly requested to sign and return the proxy card in order that the necessary quorum may be represented at the meeting. If you find you can be present in person, you may, if you wish, revoke your proxy then and vote your shares in person.

  At the meeting, shareholders will be asked to re-elect three Trustees, to ratify the selection of Deloitte & Touche LLP as auditors, and to approve the existing Investment Advisory and Administrative Services Contract dated October 7, 1988. As part of a corporate reorganization, Massachusetts Mutual Life Insurance Company (the "Insurance Company"), the Trust's investment adviser, merged its investment management division into and transferred its investment management business to David L. Babson and Company Incorporated ("Babson"), an investment advisory subsidiary of the Insurance Company, effective January 1, 2000 (the "Reorganization"). As a result of the Reorganization, the Insurance Company assigned its duties under the Investment Advisory and Administrative Services Contract to Babson.

  The Trustees recommend that the shareholders elect the nominated Trustees, ratify the selection of Deloitte & Touche LLP, and approve the existing Investment Advisory and Administrative Services Contract.

  I look forward to your attendance at this meeting because it will provide us with an opportunity to inform you about the progress of the Trust.

                                    Sincerely,

                                    /s/ Stuart H. Reese

                                    Stuart H. Reese
                                    Chairman

                       MassMutual Participation Investors

                    Notice of Annual Meeting of Shareholders

To the Shareholders of
MassMutual Participation Investors:

     The Annual Meeting of Shareholders of MASSMUTUAL PARTICIPATION INVESTORS (the "Trust") will be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 28, 2000, at 1:00 p.m., Eastern time, for the following purposes:

     (1) To re-elect Stuart H. Reese and Martin T. Hart as Trustees for three year terms, and to re-elect Milton Cooper as a Trustee for a two year term, and until their successors are duly elected and qualified;

     (2) To ratify the selection of Deloitte & Touche LLP as auditors of the Trust for the fiscal year ending December 31, 2000;

     (3) To approve the Trust's existing Investment Advisory and Administrative Services Contract with David L. Babson and Company Incorporated dated October 7, 1988;

     (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Holders of record of the shares of beneficial interest of the Trust at the close of business on February 29, 2000 are entitled to vote at the meeting or any adjournment thereof.

                              By order of the
                              Board of Trustees,

                              /s/ Stephen L. Kuhn

                              Stephen L. Kuhn
                              Vice President and Secretary

Springfield, Massachusetts
March 7, 2000

                                PROXY STATEMENT
                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of MASSMUTUAL PARTICIPATION INVESTORS (the "Trust") for use at the Annual Meeting of its Shareholders, to be held in the Oak Room of Massachusetts Mutual Life Insurance Company (the "Insurance Company"), 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 28, 2000, at 1:00 p.m., Eastern time.

     Any person giving a proxy has power to revoke it by mail or in person at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Trust. All properly executed and unrevoked proxies received in time for the meeting will be voted in accordance with the instructions contained therein.

     Holders of the shares of beneficial interest of the Trust ("shares") of record at the close of business on February 29, 2000 will be entitled to one vote per share on all business of the meeting and any adjournments. There were 9,332,786 shares outstanding on the record date. To the best knowledge of the Trust, the only beneficial owner of more than 5% of the outstanding shares of the Trust is the Insurance Company. The Insurance Company may be deemed a beneficial owner of more than 5% of the outstanding shares of the Trust by reason of its owning a $12,000,000 Senior Fixed Rate Convertible Note due July 15, 2002 (the "Note") issued by the Trust. The Insurance Company, at its option, can convert the principal amount of the Note into shares. The dollar amount of principal would be converted into an equivalent dollar amount of shares based upon the average price of the shares for ten business days prior to the notice of conversion.

     The mailing address of the principal executive offices of the Trust is 1295 State Street, Springfield, Massachusetts 01111. This Proxy Statement and the accompanying letter to shareholders from the Chairman of the Board of Trustees, Notice of Annual Meeting of Shareholders and proxy card are being mailed on or about March 7, 2000 to shareholders of record on the record date.

     Pursuant to the Trust's By-Laws, the presence at the Annual Meeting, in person or by proxy, of Shareholders entitled to cast a majority of the votes shall be a quorum for the transaction of business. A plurality of the votes cast is required to elect Trustees. Thus, the three nominees for election as Trustees at the Annual Meeting who receive the greatest number of votes properly cast for the election of trustees shall be elected Trustees. Under the Trust's Declaration of Trust a majority of the shares voted is required to ratify the selection of independent accountants.

     An affirmative "majority vote" of the Trust's shares is required to approve the continuance of the Trust's Investment Advisory and Administrative Services Contract dated October 7, 1988 (the "Contract"), which has been assigned to Babson as of January 1, 2000. An affirmative "majority vote" means either (1) the holders of at least 67% of the Trust's shares present in person or by proxy, if more than 50% of the Trust's outstanding shares are present or represented by proxy, or (2) a majority of the outstanding shares of the Trust, whichever is less.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Trust to act as election inspectors for the meeting. The election inspectors will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a Trustee or that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote, and (ii) the broker or nominee does not exercise the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. As to the continuance of the Contract, abstentions or broker non-votes have the effect of a negative vote. With respect to the election of Trustees and the ratification of the selection of an independent accountant, abstentions and broker non-votes have no effect on the outcome of the proposal so long as a quorum is present.

           (1) ELECTION OF TRUSTEES

  The Board of Trustees is currently comprised of nine Trustees with terms expiring in 2000, 2001, and 2002. The terms of Stuart H. Reese, Marshall D. Butler, Milton Cooper, and Martin T. Hart expire this year. Following the Annual Meeting of Shareholders, Marshall D. Butler will be retiring, and the Board will be comprised of eight Trustees. The Trustees voted to reduce the size of the Board to eight Trustees at their January 21, 2000 meeting. All nominees, if elected, are to serve their respective terms, and until each of their successors is duly elected and qualified.

Information Concerning Nominees

     Set forth below as to each nominee for Trustee, and for each Trustee whose term will continue after this meeting, is his or her present office with the Trust, age, principal occupation or employment during the past five years, the organization by which he or she is employed and its principal business, and certain other directorships held by them.

                                STUART H. REESE/1/
                               (Term expires 2000)
     Nominee for re-election. Trustee, Chairman (since 1999), and President (1993-1999) of the Trust; Executive Vice President and Chief Investment Officer (since 1999), of the Insurance Company; Director, President and CEO, (since
2000) of Babson; Chief Executive Director (1997-1999), Senior Vice President (1993-1997), of the Insurance Company; President (1993-1999), MML Series Investment Fund; Director(since 1995), MassMutual Corporate Value Partners; President (1994-1999), MassMutual Institutional Funds; Trustee, Chairman (since
1999), and President (1993- 1999), of MassMutual Corporate Investors; Director (since 1993), MML Baystate Life Insurance Company;

----------
/1/ Mr. Reese is an "interested person" of the Trust (as defined in the Investment Act of 1940, as amended) because of his position as an officer of the Trust and as a Director, President and CEO of Babson.

Advisory Board Member (since 1995), Kirtland Capital Partners; Director (since
1996), MassMutual High Yield Partners II; Director (since 1996), CM Assurance Company; Director (since 1996), CM Benefit Insurance Company; Director (since
1996), CM Life Insurance Company; Director (since 1996), CM International, Inc.; Director (since 1996), Antares Capital Corporation; Director (since 1996), Charter Oak Capital Management, Inc.; Director (since 1996), State House I Corporation; President (since 1998), MassMutual/Darby CBO LLC; Director (since
1999) MLDP Holdings (Mr. Reese was elected to the Board by the Trustees at a meeting held on July 16, 1999.) Age: 44.

                                DONALD E. BENSON
                               (Term expires 2001)
     Trustee (since 1988) of the Trust; Executive Vice President and Director (since 1992), Marquette Bancshares (bank holding company); Partner (since 1996), Benson Family Limited Partnership No. 1 and Benson Family Limited Partnership No. 2 (investment partnerships); Partner, Benson, Pinckney, Oates Partnership (building partnership); Director (since 1997), National Mercantile Bancorp (bank holding company) and Mercantile National Bank; Director, Mesaba Holdings, Inc. (commuter airline); Director, Delta Beverage Group, Inc. (soft drink bottler and distributor); Trustee (since 1986), MassMutual Corporate Investors (closed-end investment company advised by Babson). Age: 69.

                               RICHARD G. DOOLEY /2/
                               (Term expires 2001)
     Trustee (since 1988), Vice Chairman (since 1995) and Chairman (1999) of the Trust; Consultant (since 1993) and former Chief Investment Officer of the Insurance Company; Director, The Advest Group, Inc. (financial services holding company); Director, HSB Group, Inc. (formerly known as Hartford Steam Boiler Inspection and Insurance Co.); Trustee (since 1992), Kimco Realty Corp. (shopping center ownership and management); Director, Jefferies Group, Inc. (financial

----------
/2/ Mr. Dooley is an "interested person" of the Trust (as defined in the Investment Act of 1940, amended) because of his position as an Officer of the Trust and consultant to the Insurance Company.

services holding company); Chairman (1999 and 1988-1995), Vice Chairman (1995-
1999) and Trustee, MML Series Investment Fund (open-end investment company advised by the Insurance Company); Chairman (1999 and 1988-1995), Vice Chairman (since 1995), and Trustee (since 1974), MassMutual Corporate Investors (closed-end investment company advised by Babson). Age: 70.

                                  MILTON COOPER
                               (Term expires 2000)
     Nominee for re-election. Trustee (since 1990) of the Trust; Chairman (since
1992), Kimco Realty Corp. (shopping center ownership and management); Director (since 1971), Getty Petroleum Corporation (petroleum marketing); Director, Blue Ridge Real Estate; Trustee (since 1990), MassMutual Corporate Investors (closed-end investment company advised by Babson). Age: 71.

                                 DONALD GLICKMAN
                               (Term Expires 2001)
     Trustee (since 1992) of the Trust; Chairman (since 1992), Donald Glickman and Company, Inc. (investment banking); Director, CalTex Industries, Inc. (manufacturer of windows) and Monro Muffler Brake, Inc.; Director (1993-1996), Steerage Corp. Inc. (navigation equipment manufacturer); Trustee (since 1992), MassMutual Corporate Investors (closed-end investment company advised by Babson). Age: 66.

                                 MARTIN T. HART
                               (Term expires 2000)
     Nominee for re-election. Trustee (since 1991) of the Trust; President and Director (since 1983), H Corporation; Co-Manager (1983-1996), Lake Catamount Joint Venture (ski resort); Partner (since 1986), Consolidated Nursery Properties (wholesale nursery and garden center); Director (1993-2000), Optical Security Group Inc. (product security); Director (since 1992), Schuler Homes, Inc. (housing); Director (1990-1998), PNB Financial Group (bank holding company); Director (since 1997), T Netiks (communications); Director (since
1996), PJ America (pizza restaurant); Director (1993- 1998), PJNC, Inc. (pizza restaurant); Director (since 1994), Ardent Software, Inc. (computers); Director (since 1994), Houston Pizza Venture (pizza restaurant); Director (1994-1996), The Bagel Group (bagel restaurant);

Director (1992-1996), PJVA, Inc. and PJV, Inc. (pizza restaurants); Trustee (since 1991), MassMutual Corporate Investors (closed-end investment company advised by Babson). Age: 64.

                                JACK A. LAUGHERY
                               (Term expires 2002)
     Trustee (since 1996) of the Trust; Chairman (1997-1998) and Partner (since
1996), Laughery Investments; Partner (since 1996), Papa John's New England (food service); Consultant (since 1996), Papa John's Iowa (food service); Chairman (1994-1996), The Bagel Group (bagel restaurant); Consultant (1994-
1996), Heartland Foods (food service); Director (1997- 1998), Maynard Capital Partners (investments); Director (since 1993), Papa John's International (food service companies); Director, Houston Pizza Venture LLC (pizza restaurant); Partner (1988-1998), Atlantic Beach Sheraton; Partner (since 1987), Coastal Lodging (hotels); Partner (1992-1996), Papa John's V and Papa John's VA (food service); Partner (1993- 1996), Papa John's North Carolina (food service); Director (1990-1997), Sprint Mid-Atlantic (telecommunications); Director (1993-1996), Corral America (food service); Trustee (since 1996), MassMutual Corporate Investors (closed-end investment company advised by Babson). Age: 65.

                               CORINE T. NORGAARD
                               (Term Expires 2002)
     Trustee (since 1997) of the Trust; Dean (since 1996), Barney School of Business and Public Administration, University of Hartford; Professor of Accounting and Dean (1993-1996), School of Management, State University of New York at Binghamton; Director (since 1997), The Advest Bank; Trustee (since
1993), Aetna Series Fund (investment company); Director (1988-1996), The Advest Group; Trustee (since 1997), MassMutual Corporate Investors (a closed-end investment company advised by Babson). Age: 62.

Share Ownership of Trustees, Nominees
and Executive Officers

  The following table sets forth information concerning beneficial ownership, as of February 1,

2000 of the Trust's shares by each Trustee, and by the Trust's nominees for Trustee and executive officers as a group.

     Name                             Shares             Percentage of
  Individual                        Beneficially          Outstanding
   or Group                            Owned*            Shares Owned
  --------                            ------             ------------

Donald E. Benson                       6,122                  **
Marshall D. Butler                     4,683                  **
Milton Cooper                          1,415                  **
Richard G. Dooley                      2,019                  **
Donald Glickman                        1,265                  **
Martin T. Hart                        14,438                  0.15%
Jack A. Laughery                         500                  **
Corine T. Norgaard                       800                  **
Stuart H. Reese                        8,236                  0.08%

All Trustees, Nominees
and Executive Officers
as a Group                            44,266                  0.47%

Information Concerning Committees and
Meetings of the Board of Trustees

     The Board of Trustees of the Trust has an Audit Committee, whose present members are Donald E. Benson and Martin T. Hart, neither of whom is an "interested person" of the Trust. The Audit Committee makes recommendations to the Board of Trustees as to the engagement or discharge of the Trust's independent accountants, supervises investigations into matters relating to audit functions, reviews with the Trust's independent accountants the results of the audit engagement, and considers the audit fees. The Trust also has a Joint Transactions Committee, made up of the independent Trustees, that reviews certain investment transactions. In addition, the Trust has a Nominating Committee whose members are also the independent Trustees. The Nominating Committee is responsible for nominating independent Trustees. The Nominating

----------
*This information, not being within the knowledge of the Trust, has been furnished by each nominee, Trustee and officer. Beneficial ownership is as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended. Fractional shares are not reported.
**Less than one-tenth of one percent is not listed.

Committee may consider nominations submitted by the Trust's shareholders at their discretion.

     During the past fiscal year, the Board of Trustees held five regular meetings (one of which was held by telephone conference), and the Audit Committee met once. The Joint Transactions Committee met four times in person and conducted one telephone conference during the year. All Trustees attended at least 80% of the aggregate number of meetings of the Board of Trustees and Committees of the Board on which they serve.

Transactions with and Remuneration of
Officers and Trustees

     Pursuant to the Contract (prior to its assignment to Babson effective as of January 1, 2000), the Insurance Company paid the expenses of the Trust's officers and employees and of all Trustees of the Trust who were officers or employees of the Insurance Company. Thus during its fiscal year ended December 31, 1999, the Trust did not pay any compensation to any of its officers or employees or to any of its Trustees who also were officers or employees of the Insurance Company. Babson or the Insurance Company will pay the compensation of and expenses of the Trust's officers and employees and of all Trustees of the Trust who are officers or employees of Babson or the Insurance Company.

     Trustees who are not officers or employees of the Insurance Company (and, as of January 1, 2000, Babson) receive fees of $1,000 for each Trustees' meeting which they attend and annual Trustees' fees of $8,000. No meeting fees are paid for meetings conducted by telephone conference or by unanimous written consent. Members of the Audit Committee and Nominating Committee receive an additional fee of $600 per meeting. Pursuant to a deferred compensation plan, Trustees may defer receipt of their fees until their retirement from the Board or some other time at their election. The aggregate direct remuneration of these Trustees and reimbursement of their travel expenses paid by the Trust during the fiscal year ended December 31, 1999 was approximately $93,848.

     The following table discloses the compensation paid to the Trust's independent Trustees for the fiscal year ended December 31, 1999. Each of the independent Trustees also serves as a Trustee of one other closed-end investment company managed by Babson.

                                        Total
                                      Aggregate             Compensation
   Name of                          Compensation              from Fund
   Trustee                           from Trust                Complex
   -------                           ----------                -------

Donald E. Benson                      $12,600                  $31,200
Marshall D. Butler                     12,000                   30,000
Milton Cooper                          12,000                   30,000
Donald Glickman                        12,000                   30,000
Martin T. Hart                         12,600                   31,200
Jack A. Laughery                       12,000                   30,000
Corine T. Norgaard                     12,000                   30,000

                        (2) RATIFICATION OR REJECTION OF
                              APPROVAL OF AUDITORS

     The Trust's Board of Trustees, including a majority of the independent Trustees, approved the appointment of Deloitte & Touche LLP to act as auditors for the Trust for the fiscal year ending December 31, 2000. Deloitte & Touche LLP has assured the Trust that they are independent public accountants and have no direct or material indirect interest in the Trust. The enclosed proxy card provides space for instructions directing the proxies named therein to vote for or against ratification of that selection.

     A representative of Deloitte & Touche LLP is expected to be present at the forthcoming Annual Meeting. This representative shall have the opportunity to make a statement if he or she desires to do so, and it is expected that such representative will be available to respond to appropriate questions from shareholders.

                      (2) APPROVAL OF EXISTING INVESTMENT
                           ADVISORY AND ADMINISTRATIVE
                                SERVICES CONTRACT

     The Trust has an Investment Advisory and Administrative Services Contract, dated October 7, 1988 (the "Contract") that entitles the Trust to certain investment advisory and administrative services. Under the Contract, the Trust paid an advisory fee of $930,699 to the Insurance Company for the fiscal year ended December 31, 1999.

     On January 1, 2000, the Insurance Company consolidated its investment management organization into Babson, an indirect subsidiary that is a federally registered investment adviser (the "Reorganization). The employees of the Insurance Company's investment management division and its investment management business were transferred to Babson. The Insurance Company owns and controls approximately 98% of the voting stock of Babson through various subsidiaries. As a result of the Reorganization, the Insurance Company assigned the Contract with the Trust to Babson. The Trustees of the Trust, including a majority of the independent Trustees, approved the assignment. No increase in fees or change in portfolio management personnel for the Trust occurred as a result of the Reorganization or the assignment of the Contract to Babson.

     At its meeting on January 21, 2000, the Board of Trustees (including a majority of the independent Trustees) approved, and voted to recommend that the shareholders approve, the existing Contract with Babson. Among other things, the Board considered the nature of the services provided to the Trust by Babson, including the nature of the private placement market compared to public markets. Babson is required to provide the Trust with a continuing investment program consistent with its objectives, that includes investments in private placement debt securities without equity features, private placement debt securities and preferred stock with equity features attached, publicly-traded investment-grade and non-investment grade debt securities and certain temporary investments. The Trustees concluded that Babson has a sizeable, experienced and competent staff of investment professionals (including analysts, traders, and other support personnel) to support investment activities for a wide variety of investments.

     The Trustees also considered the expenses of the Trust assumed by Babson under the Contract; the actual fees paid to Babson by the Trust for the services provided and expenses assumed; a comparison of the Trust's fee schedule to fees charged by other investment advisers whose investment activities include private placement securities (including possible economy of scale and incentive fee features); and possible benefits to Babson as a result of the Contract (including intangibles such as increased visibility in the financial community).

     In connection with the investment and administrative services provided to the Trust by Babson, the Trustees concluded that the administration of private placement securities is more extensive, expensive, and requires greater time and expertise than a portfolio of only public securities. Valuation of private placement securities, for example, is more time consuming and requires significantly more expertise than valuation of publicly traded securities. In making comparisons with other funds, therefore, the Trustees considered the percentage of the Trust's portfolio comprised of private placement securities.

     The Trustees also considered the Trust's investment performance over various periods of time; comparisons of the Trust's investment performance to other funds investing in restricted securities and equities and to stock and bond indices; the quality of service provided by Babson (including the size, experience and professionalism of Babson's investment, accounting and compliance staffs); the profitability of the Contract to Babson; the Trust's expenses and its expense ratio compared to other similar funds; and Babson's soft dollar practices.

     The Trustees concluded, among other things, that the investment performance of the Trust's portfolio for the twelve-month and twenty-four month periods ended September 30, 1999 was satisfactory and that its expense ratio (excluding interest expenses) for the fiscal year ended December 31, 1999 was competitive. Based on their consideration of these and other factors, the Trustees, including a majority of the Trustees who are not "interested persons" (as defined by the Investment Company Act of 1940), of the Trust or of the Insurance Company, approved, and recommended that shareholders approve, the continuation of the Contract with Babson as now in effect.

  Prior to the Annual Meeting of Shareholders on April 28, 2000, the Trustees will meet again to review their approval and recommendation. Subject to such further review by the Board of Trustees, the Contract will be submitted to the Trust's shareholders for their approval or disapproval at the forthcoming Annual Meeting.

Summary of the Contract

     Under the Contract, Babson has agreed to use its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment objectives, policies and restrictions of the Trust. The Insurance Company has retained its obligation to request each issuer of securities that the Insurance Company is prepared to purchase at direct placement, and that would be consistent with the investment policies of the Trust, to offer such securities also to the Trust. The Insurance Company agreed to use its best efforts to insure that such issuer accedes to such request.

     Babson, at its expense, investigates and conducts relations with the issuers of securities purchased or to be purchased directly by the Trust and represents the Trust in any negotiations with issuers, investment banking firms, securities brokers or dealers and other institutions or investors relating to the Trust's investments. Babson provides administration of the day-to-day investment operations of the Trust and provides the Trust with office space and office equipment, safekeeping facilities, accounting and bookkeeping services, and necessary executive, clerical and secretarial personnel for the performance of the foregoing services.

     Babson or the Insurance Company pays the compensation and expenses of all officers and executive employees of the Trust, and of all Trustees of the Trust who are officers or employees of Babson or the Insurance Company. Babson pays the expenses of office rent, telephone, utilities, office furniture, equipment and other office expenses of the Trust.

     In addition, Babson, subject to the supervision of the Trustees of the Trust, will, at its expense, furnish (or make provision for) the management and administrative services necessary for the operation of the Trust. These services include providing facilities for maintaining the Trust's organization (e.g., conducting Board, Committee and Shareholder meetings), supervising relations with the Trust's custodian, transfer agent, accountants and other persons dealing with the Trust, providing for pricing of the Trust's portfolio securities, coordinating the preparation of shareholder communications and conducting shareholder relations, maintaining the Trust's records, developing management services for the Trust and furnishing reports, evaluations and analyses on a variety of subjects for the Trustees of the Trust.

     The Trust pays the fees and expenses of Trustees who are not officers or employees of Babson or the Insurance Company. The Trust also pays the fees and expenses of independent advisers, independent contractors, consultants, managers and other agents which it employs other than through Babson. In addition, the Trust is responsible for the payment of legal fees and expenses; the fees and disbursements of transfer agents, dividend disbursing agents, registrars, independent accountants, and custodians and depositories of its assets; out-of-pocket business travel expenses incurred by Trustees, officers or employees of the Trust; taxes and governmental fees; the cost of preparing and mailing share certificates, dividends, reports, notices and proxy materials to shareholders; brokers' commissions or underwriting fees; and insurance as may be required by its Board of Trustees.

     Expenses incurred jointly by the Trust, the Insurance Company, MassMutual Corporate Investors (another closed-end investment company advised by Babson), MassMutual Corporate Value Partners Limited

(an unregistered investment fund) or any of them which are directly associated with the joint purchase or sale of securities by any such parties are shared by such parties in proportion to the relative amounts of such securities each is purchasing or selling.

     Under the Contract, the Trust pays Babson a quarterly fee equal to 0.225% of the value of the net assets of the Trust as of the last business day of each fiscal quarter, an amount approximately equivalent to 0.90% on an annual basis. A majority of the Trustees of the Trust, including a majority of Trustees of the Trust who are not "interested persons" of the Trust or of Babson, must approve each valuation of the Trust's net assets used to calculate the Investment Adviser's fee.

     At a meeting on January 21, 2000, the Board of Trustees of the Trust approved the valuations being made as of the close of business on December 31, 1999, and arrived at a net asset value of the Trust at that date of $97,014,656.

     The Contract provides that Babson will reimburse the Trust for any amount, not exceeding Babson's entire fee for any year, by which the aggregate annual expenses (including the management fee, but excluding interest, taxes, brokerage expenses and extraordinary expenses) incurred by the Trust in such year exceed any expense limitation imposed by any state securities law or regulations thereunder applicable to the Trust. This requirement for reimbursement of expenses may be amended or rescinded with the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of Babson in response to changes in the requirements of state law, provided that no amendment or rescission shall be given retroactive effect unless required by the change in state law.

     Under the Contract, the Trust may use the name "MassMutual" or any name derived from or similar to the name "Massachusetts Mutual" or "Massachusetts Mutual Life Insurance Company" only for so long as the Contract or any extension, renewal or amendment thereof remains in effect. When it is no longer in effect, the Trust will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Insurance Company. The assignment of the Contract to Babson did not affect the Trust's right to use the name "MassMutual."

     The Contract also provides that Babson shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Babson of its obligations and duties under the Contract.

     The Contract is terminable on 60 days' written notice by the Trust's Board of Trustees, by a "majority vote" of the Trust's shares or by Babson. It will terminate automatically in the event of its assignment within the meaning of the Investment Company Act. As previously stated, the assignment of the Contract to Babson is not considered an assignment pursuant to Rule 2a-6 of the Investment Company Act of 1940, since there has been no change in the actual control or management of the adviser to the Trust.

     Until terminated, the Contract will remain in force from year to year to the extent approved at least annually (a) by vote of a majority of Trustees of the Trust who are not "interested persons" of the Trust or of Babson, cast in person at a meeting called for the purpose of voting on such approval, and (b) specifically either by the Trust's Board of Trustees or by a "majority vote" of the Trust's shares.

     Shareholder approval of the continuance of the Contract is not a requirement of law. The Board of Trustees, however, believes it is desirable for the Trust's shareholders to have an opportunity to give or withhold such approval. If such approval is withheld the Contract will not automatically terminate but the Trustees will determine what action to take in the best interests of shareholders of the Trust. Approval of continuance of the Contract will require the affirmative "majority vote" of the shareholders.

Allocation of Portfolio Brokerage

     Transactions in direct placement securities are on a negotiated basis. Brokers and dealers who execute any portfolio transaction for the Trust will be selected primarily on the basis of obtaining the best price and execution of each transaction. In seeking the best price and execution for securities traded only in the over-the-counter market, the Trust will normally deal directly with the principal market makers unless a more favorable price may be obtained through other brokers or dealers.

     When it can be done consistent with the policy of obtaining best price and execution, it is Babson's practice to place orders with brokers and dealers who supply market quotations to the Trust or its agents for portfolio evaluation purposes, or who supply research, market and statistical information to the Trust or Babson. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. Although certain research, market and statistical information from brokers and dealers can be useful to the Trust and Babson, it is the opinion of Babson that such information is only supplementary to Babson's own research effort since the information must still be analyzed, weighed and reviewed by Babson's staff. Such information may be useful to Babson in providing services to clients other than the Trust, and not all such information will be used by Babson in connection with the Trust. Conversely, such information provided to Babson by brokers and dealers through whom other clients of Babson effect securities transactions may be useful to Babson in providing services to the Trust.

     The Trust paid $17,550 in brokerage commissions for the fiscal year ended December 31, 1999. Portfolio turnover for the fiscal year ended December 31, 1999 was 66.17%.

                              INVESTMENT ADVISER

     The names and addresses of the principal executive officer and each director of Babson and his or her principal occupations are given below:

                                 STUART H. REESE
                                1295 State Street
                        Springfield, Massachusetts 01111

               Director, President and CEO of David L. Babson and
                              Company Incorporated

             Executive Vice President and Chief Investment Officer
                            of the Insurance Company

                                 ROBERT E. JOYAL
                                1295 State Street
                        Springfield, Massachusetts 01111

             Director and Executive Director of David L. Babson and
                              Company Incorporated

                               KEVIN M. McCLINTOCK
                               One Memorial Drive
                         Cambridge, Massachusetts 02142

                Director and Executive Vice President of David L.
                         Babson and Company Incorporated

                               FRANK L. TARANTINO
                               One Memorial Drive
                         Cambridge, Massachusetts 02142

              Chief Financial Officer, Executive Vice President and
               Director, and Chief Compliance Officer of David L.
                         Babson and Company Incorporated

     Executive Officers of the Trust who are officers or employees of Babson (other than Trustees) are listed below with their principal occupation or employment during the past five years. The term of each such Executive Officer is until the next meeting of the Board of Trustees following the 2000 Annual Meeting of Shareholders and until his successor shall have been chosen and qualified.

                                 ROBERT E. JOYAL

     President (since 1999), Senior Vice President (1989-1999) of the Trust; Director and Executive Director (since 2000), of Babson; Executive Director

(1997-1999), Vice President and Managing Director (1987-1996) of the Insurance Company; Director (since 1996) of MassMutual High Yield Partners; Director (1995-1999) of Tenneco International; Director (since 1996) of Antares Capital
Corporation.   Age: 55.

                               CLIFFORD M. NOREEN

     Vice President (since 1993) of the Trust; Senior Managing Director (since
2000) of Babson; Senior Managing Director (1996-1999), Managing Director (1996), Vice President (1995-1996) of the Insurance Company. Age: 42.

                                STEPHEN L. KUHN

     Vice President and Secretary (since 1988) of the Trust; General Counsel and Clerk of Babson (since 2000); Senior Vice President and Deputy General Counsel (since 1999), Vice President and Deputy General Counsel (1998-1999), Vice President and Associate General Counsel (1992-1998) of the Insurance Company.
Age: 53.

                             CHARLES C. McCOBB, JR.

     Chief Financial Officer (since 1998) and Vice President (since 1997) of the Trust; Managing Director (since 2000) of Babson; Managing Director (1997-1999) of the Insurance Company; Managing Director and Vice President (1994-1997), Citicorp, Inc. (banking). Age: 56.

                                MARK B. ACKERMAN

     Treasurer (since 1998), Comptroller (1997-1998), and Associate Treasurer (1995-1998) of the Trust; Managing Director (since 2000) of Babson; Investment Director (1994-1999) of the Insurance Company. Age: 34.

     Other officers of the Trust who are officers or employees of the Babson are: Mark A. Ahmed, Maura Ann Batchelor, James T. Birchall, Roger W. Crandall, John Cunningham, Andrew C. Dickey, Walter T. Dwyer, Jill A. Fields, Victoria Fortier, Michael P. Hermsen, William N. Holm, Patrick J. Joyce, Mary

Wilson Kibbe, Michael L. Klofas, Kathleen L. Kraez, Lisa M. Kusek, Mary S. Law, Thomas S. Li, Kathleen Lynch, Mary Ann Z. McCarthy, Richard C. Morrison, Emeka Onukwugha, James M. Roy, Jeffrey Sadjak, Richard E. Spencer II, John B. Wheeler, Lisa J. Yoerg, and Edward Youmell.

     DLB Acquisition Corporation is the direct owner of 100% of the voting shares of Babson. MassMutual Holding Trust I owns approximately 98% of the voting shares of DLB Acquisition Corporation. MassMutual Holding Company owns all of the voting shares of MassMutual Holding Trust I. The Insurance Company owns all of the voting shares of MassMutual Holding Company. All of these corporations are located at 1295 State Street, Springfield, Massachusetts, 01111. Babson also has an office at that location, but its main office is located at One Memorial Drive, Cambridge, Massachusetts 02142.

     Babson also advises MassMutual Corporate Investors ("Corporate Investors"), a closed-end, non-diversified management investment company, having net assets of $188,960,760 as of December 31, 1999. Babson's Investment Services Contract with Corporate Investors provides that Babson is to be paid a base rate (the "Base Fee Rate") of 5/16 of 1% of the net asset value of Corporate Investors (approximately equivalent to 1.25% on an annual basis), plus or minus a performance adjustment (the "Performance Adjustment"). The Performance Adjustment is based on Corporate Investors' performance as compared to a benchmark rate of return (the "Target Rate") equal to 5.0 percentage points plus an unweighted, arithmetic average of the rates of return on the Standard & Poor's Industrials Stock Price Index (the "S&P Industrials") and the Lehman Brothers Intermediate Corporate Bond Index (the "Intermediate Bond Index") over a rolling three-year period (the "Measurement Period") comprising the twelve quarters ending on the last day of each quarter (the "Valuation Date"). The Performance Adjustment is equal to 5% of the difference between Corporate Investors' actual rate of return over the Measurement Period and the Target Rate. If Corporate Investors' actual rate of return exceeds the Target Rate, the Base Fee Rate is increased by an amount equal to the Performance Adjustment; if Corporate Investors' actual rate of return is less than the Target Rate, the Base Fee Rate is reduced by the Performance Adjustment. The Performance Adjustment is subject to a maximum and minimum range of 1/16 of 1% of the net asset value of Corporate Investors (approximately equivalent to .25% on an annual basis). The advisory fee payable by Corporate Investors is equal to the Base Fee Rate (as adjusted by the Performance Adjustment) times the net asset value of Corporate Investors as of the Valuation Date.

                               Net Assets               Advisory Fee
                                 as of                     (on an
Name of Fund                    12/31/99                annual basis)
------------                    --------                -------------
MassMutual                                         1.25% of net assets PLUS
Corporate                    $189.0 million        Performance Incentive of
Investors                                          +/- .25% (1.0% to 1.50%)

     In addition to acting as investment adviser and administrator to the Trust and Corporate Investors, Babson acts as investment sub-adviser to certain series of MML Series Investment Fund and MassMutual Institutional Funds, open-end management investment companies investing primarily in publicly traded securities. Babson acts as adviser to the DLB Fund Group, another open-end management investment company investing primarily in publicly traded securities.

                               (4) OTHER BUSINESS

  The Board of Trustees knows of no business to be brought before the meeting other than as set forth above. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies on such matters in accordance with their best judgment.

                           PROPOSALS BY SHAREHOLDERS

     Any shareholder intending to present a proposal at the Annual Meeting to be held in 2001 who wishes to have such proposal included in the Trust's proxy material for that meeting should forward the written proposal to the Trust,
Attention: Secretary. Proposals must be received on or before November 1, 2000, to be considered for inclusion in the Trust's proxy material for its 2001 Annual Meeting.

                             ADDITIONAL INFORMATION

     Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Trust. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Trust's officers in person, by telephone or by facsimile will be borne by the Trust. In addition, the Trust may retain an outside firm to solicit proxies, which would involve additional expenses, payable by the Trust. If the Trust does retain such an outside firm, the anticipated cost would be approximately $16,000. The Trust will reimburse banks, brokers, and other persons holding the Trust's shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     If any shareholders desire additional information about the matters proposed for action, the management will be glad to hear from them and to provide further information.

                                 ANNUAL REPORT

     The Annual Report of the Trust for its fiscal year ended December 31, 1999, including financial statements, a schedule of the Trust's investments as of such date and other data, was mailed on or about February 25, 2000 to all shareholders of record. The financial statements included in such Annual Report are incorporated herein by reference. Any shareholder may request a copy of the Annual Report and the most recent semi-annual report, which will be furnished without charge, by calling (toll-free) the Trust's transfer agent, Shareholder Financial Services, Inc., at 1-800-647-7374.

                                  By order of the
                                  Board of Trustees,

                                  /s/ Stephen L. Kuhn

                                  Stephen L. Kuhn
                                  Vice President and Secretary

1295 State Street
Springfield, Massachusetts 01111
March 7, 2000

                                   APPENDIX
                                 FORM OF PROXY

                      MASSMUTUAL PARTICIPATION INVESTORS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Stephen L. Kuhn and Charles C. McCobb, Jr., and each of them, attorneys and proxies of the undersigned, with power of substitution to vote all shares of MassMutual Participation Investors (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Trust to be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 28, 2000, at 1:00 p.m. Eastern time, and at any adjournments thereof (the "Annual Meeting").

THIS PROXY WILL BE VOTED ON ITEMS (1), (2) AND (3) IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THIS CARD, AND IN THE ABSENCE OF INSTRUCTIONS THE UNDERSIGNED HEREBY AUTHORIZES THE AFORESAID PROXY OR PROXIES TO VOTE FOR ITEMS
(1), (2) AND (3).

                          PLEASE SIGN ON REVERSE SIDE

SEE                                                                      REVERSE
SIDE

Please mark votes as in this example.

1. Election of Trustees

Nominees: Stuart H. Reese, Martin T. Hart, and Milton Cooper for the terms set forth in the proxy statement.

FOR               WITHHELD

________________________________________
For all nominees except as noted above

2. Ratification of the selection of Deloitte & Touche L.L.P. as auditors for the fiscal year ending December 31, 2000.

FOR               AGAINST                   ABSTAIN

3. Approval of continuance of the Trust's Investment Advisory and Administrative Services Contract with David L. Babson and Company, Incorporated, dated October 7, 1988.

FOR               AGAINST                   ABSTAIN

4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting.

MARK HERE FOR
ADDRESS CHANGE AND
NOTE AT LEFT.

MARK HERE IF
YOU PLAN TO ATTEND
THE MEETING.

Signature:                                           Date:

Signature:                                           Date:

Please sign exactly as your name or names appear. When signing as joint tenant, all parties to the joint tenancy should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Please mail the completed and signed proxy to SFSI, P.O. Box 173673, Denver, CO 80217-3673.

                                       2